UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2005

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the terms of its indentures, the Company’s $4.1 million 2003 Convertible Senior Notes due 2023 (“2003 Notes”) and its $155.9 million 2004 Senior Convertible Securities due 2023 (“2004 Securities”) will be convertible at the option of the holder beginning July 1, 2005. The conversion right was triggered on June 17, 2005, when the closing sale price of the Company’s Common stock on the New York Stock Exchange exceeded $73.73 (120% of the accreted conversion price per share of the Common stock on June 30, 2005) for the 20th trading day in the thirty consecutive trading days ending on June 30, 2005.  The last reported sale price of the Company’s Common stock on the New York Stock Exchange on June 17, 2005 was $74.83.

The 2003 Notes, if converted, may be settled in cash or in shares of the Company’s Common stock, at the option of the Company as provided by the terms of the indenture.  The initial conversion rate of the 2003 Notes is 16.2760 shares of Common stock for each $1,000 principal amount, together with cash in lieu of fractional shares.  If the Company elects to settle any conversion of the 2003 Notes in cash, the holder will receive, for each $1,000 principal amount, the conversion rate multiplied by a ten-day average closing price of the Common stock.

Any converted 2004 Securities will be settled in cash in an amount equal to the accreted principal amount of the converted note (or, if lower, the conversion value of the note), with any excess of the conversion value over the principal amount settled in shares of the Company’s Common stock, together with cash in lieu of fractional shares.

In the event that a holder elects to convert its note, the Company expects to fund a cash settlement of any such conversion from borrowings under its $250 million syndicated revolving credit agreement.  However, given that the current market value of the securities substantially exceeds the parity value, the Company does not believe a significant number of conversions are likely at this time.

The conversion right triggered as described above is not expected to have a material effect on the Company’s financial position.

Item 9.01                                             Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. - Not applicable

(b)	Pro forma financial information. - Not applicable

(c)	Exhibits. The following exhibit is furnished as part of this report:

99.1 Press Release dated June 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

By:	/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: June 22, 2005